Exhibit 99.1

SOURCECORP, Incorporated

Announces Nasdaq Compliance

DALLAS, Texas (April 12, 2005) – SOURCECORP, Incorporated (NASDAQ:  SRCP; SRCPE) today announced that by letter dated April 11, 2005, the Nasdaq Listing Qualification Panel informed the Company that it had evidenced compliance with all criteria for continued listing on The Nasdaq National Market, as required by the Panel’s prior listing exception.  The Panel’s letter also indicated that effective with the open of business on Wednesday, April 13, 2005, the Company’s trading symbol will be changed from SRCPE back to SRCP.

About SOURCECORP®

SOURCECORP, Incorporated provides business process outsourcing solutions and specialized high value consulting services to clients throughout the U.S. SOURCECORP focuses on business processes in information-intensive industries including healthcare, legal, financial services, government and transportation & logistics. Headquartered in Dallas, the Company serves clients throughout the United States through a network of locations in the U.S., Mexico and India.  SOURCECORP is a component of both the S&P SmallCap 600 Index and the Russell 2000 Index.

For more information about SOURCECORP’s solutions visit the SOURCECORP website at www.srcp.com.   The statements in this press release that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, any financial estimates, projections, and estimates of future contract values included in this press release. The aforementioned risks and uncertainties include, without limitation, the results of the Company’s ongoing SEC investigation, the potential customer impact of the results of our investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in SOURCECORP’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. SOURCECORP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Contact SOURCECORP:  Barry Edwards, EVP & Chief Financial Officer: 214.740.6690

© 2005 SOURCECORP, Inc. All rights Reserved